As filed with the Securities and Exchange Commission on January 9, 2013

Registration No. 333-185214

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

(Amendment No. 2)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MGT CAPITAL INVESTMENTS, INC.

(Exact name of registrant as specified in charter)

Delaware

(State or jurisdiction of incorporation or organization)

13-4148725

(I.R.S. Employer Identification No.)

500 Mamaroneck Avenue

Suite 204

Harrison, NY 10528 USA

914-630-7431

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Robert B. Ladd

President and Chief Executive Officer

MGT Capital Investments, Inc.

500 Mamaroneck Avenue

Suite 204

Harrison, NY 10528 USA

914-630-7431

Copies to:

Arthur Marcus, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, New York 10006

Approximate date of proposed sale to the public: From time to time, after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer or a smaller reporting company. See definition of large accelerated filer”, accelerated filer” and smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price per Unit(4)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Shares of Common Stock, par value $0.001 per share	1,380,362	(2)	$4.51	$6,225,433	$849.15

Shares of Common Stock, par value $0.001 per share	2,760,724	(3)	$4.51	$12,450,865	$1,698.30

Total	4,141,086			$18,676,298	$2,547.45	(5)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares being registered hereunder include such indeterminate number of shares of common stock, preferred stock, debt securities, warrants, rights and units as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	Issuable upon the conversion of the 6% Cumulative Convertible Preferred Stock.

(3)	Issuable upon the exercise of warrants issued with the 6% Cumulative Convertible Preferred Stock.

(4)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, using the average of the high and low prices as reported on the NYSE MKT NASDAQ on November 28, 2012, which was $ 4.51 per share.

(5)	This fee was previously paid.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

Information contained herein is not complete and may be changed. These securities may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 9, 2013

PROSPECTUS

MGT Capital Investments, Inc.

4,141,086 shares of Common Stock

We are registering 4,141,086 shares of common stock, $0.01 par value per share (the “Common Stock”) of MGT Capital Investments, Inc. (referred to herein as “we,” “us,” “our,” “MGT,” “Registrant,” or the “Company”), for resale by certain of our shareholders identified in this prospects (the “Selling Shareholders”), of which 1,380,362 shares are issuable upon the conversion of 6% Cumulative Convertible Preferred Stock and 2,760,724 shares are issuable upon the exercise of warrants (the “Resale Shares”).  Please see “ Selling Shareholders ” beginning at page 10.

The Selling Shareholders may offer to sell the Resale Shares at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices, and will pay all brokerage commissions and discounts attributable to the sale of such shares plus brokerage fees. The Selling Shareholders will receive all of the net proceeds from the offering of their shares.

The Resale Shares may be sold by the Selling Shareholders to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of the Resale Shares with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of the Resale Shares and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. On September 25, 2012, the Securities and Exchange Commission declared effective a registration statement that we filed on Form S-3 (the “September 2012 Registration Statement”). Pursuant to the September 2012 Registration Statement, we may offer for sale from time to time any combination of our common stock, preferred stock, debt, warrants, rights or units in one or more primary offerings up to a total of $10,000,000 of which to date we have sold $1,363,530 and may sell an additional $8,636,470 of securities. Additionally pursuant to the September 2012 Registration Statement, selling shareholders may sell up to 1,128,942 shares of our common stock of which 1,053,942 shares are issuable upon the exercise of outstanding warrants.

Our common stock is listed on the NYSE MKT LLC exchange (“NYSE MKT”) under the symbol “MGT.BC” On January 7, 2013, the last reported sales price of our common stock was $3.79.

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Investing in our securities involves a high degree of risk. You should carefully consider the risk factors beginning on page 9 of this prospectus and set forth in the documents incorporated by reference herein before making any decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________, 2013.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Registration Statement contains “forward-looking statements” and information relating to our business that are based on our beliefs as well as assumptions made by us or based upon information currently available to us. When used in this Registration Statement, the words anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements relating to our performance in “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which was filed with the Commission on March 1, 2012. These statements reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties. Actual and future results and trends could differ materially from those set forth in such statements due to various factors. Such factors include, among others: general economic and business conditions; industry capacity; industry trends; competition; changes in business strategy or development plans; project performance; availability, terms, and deployment of capital; and availability of qualified personnel. These forward-looking statements speak only as of the date of this Registration Statement. Subject at all times to relevant securities law disclosure requirements, we expressly disclaim any obligation or undertaking to disseminate any update or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any changes in events, conditions or circumstances on which any such statement is based. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

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PROSPECTUS SUMMARY

The following summary highlights material information found in more detail elsewhere in, or incorporated by reference in, the prospectus. It does not contain all of the information you should consider. As such, before you decide to buy our common stock, in addition to the following summary, we urge you to carefully read the entire prospectus and documents incorporated by reference herein, especially the risks of investing in our common stock as discussed under "Risk Factors." The following summary is qualified in its entirety by the detailed information appearing elsewhere in this prospectus.

General

MGT Capital Investments, Inc. (“MGT”, “the Company”, “the Group”, “we”, “us”) is a holding company comprised of MGT, the parent company and majority-owned subsidiary MGT Gaming, Inc. (“MGT Gaming”), a company in which we acquired a majority interest on June 1, 2012 and our wholly-owned subsidiary Medicsight Ltd, including its wholly-owned subsidiaries (“Medicsight”). The Company closed the following non-essential subsidiaries during the nine months ended, September 30, 2012, as part of its expense reduction plan: Medicsight Nominees Limited, Medicsight UK Limited, MGT Investments (Gibraltar) Limited, MGT Capital Investments Limited and its wholly-owned subsidiary MGT Capital Investments (UK) Limited.

MGT Gaming holds certain intellectual property patents focused in the casino gaming sector. The Company holds 55% of the issued share capital of MGT Gaming. MGT Gaming is privately held by MGT and J&S Gaming, Inc.

Medicsight is a medical technology company focusing on medical imaging software development and medical hardware devices. Medicsight develops and commercializes Computer-Aided Detection (“CAD”) applications that analyze Computer Tomography (“CT”) scans to assist radiologists in the early detection and measurement of colorectal polyps. The Company has also developed an automated carbon dioxide insufflation device (MedicCO 2 LON) which it commercializes through a global distributor. As of September 30, 2012, the Company held 369 shares (77%) of the 478 issued share capital of Medicsight. On December 4, 2012, we announced in a Current Report filed on Form 8-k, that the Company completed its acquisition of the remaining shares of Medicisght for total consideration of $33,000 in cash plus 60,000 shares of the Company’s common stock. The Company now holds 100% of the issued share capital of Medicsight. The Company continues to explore all strategic alternatives with respect to its wholly-owned subsidiary Medicsight, including the sale or licensing of its global patent portfolio.

On May 11, 2012, the Company entered into a Contribution and Sale Agreement (the “Sale Agreement”) with J&S Gaming, Inc. (“J&S”), and MGT Gaming, Inc. (“MGT Gaming” for the acquisition of U.S. Patent #7,892,088, entitled “Gaming Device Having a Second Separate Bonusing Event.” Pursuant to the Sale Agreement and certain ancillary agreements executed simultaneous thereto, (i) J&S sold certain patents to MGT Gaming in exchange for 1,000 shares (constituting 100% ownership) of MGT Gaming common stock, par value $0.001 (the “MGT Gaming Shares”); (ii) the Company purchased from J&S 550 MGT Gaming Shares constituting 55% ownership in exchange for $200,000 cash and a four (4) year warrant to purchase 350,000 shares of the Company’s common stock at a exercise price of $4.00 per share; (iii) the Company and J&S agreed to grant rights of first refusal, “tag-along” and “drag-along” rights to one another with respect to their respective MGT Gaming Shares; and (iv) Steven Brandstetter, the President of J&S, agreed to provide consulting services to MGT Gaming in exchange for a fee of $5,000 per month, for a period of one year. Pursuant to the Sale Agreement, the Company has the right to purchase an additional 250 MGT Gaming Shares from J&S in exchange for a cash payment of $1,000,000 and a four (4) year warrant to purchase 250,000 shares of the Company’s common stock for an exercise price of the lower of (i) $6.00 per share and (ii) 110% of the closing price of the common stock on the date of exercise. This option expired on August 31, 2012 due to the qualified financing, as defined in the securities purchase agreement that the Company entered into with Hudson Bay Fund Ltd. The Sale Agreement closed on May 24, 2012.

On May 24, 2012, the Company entered into a securities purchase agreement (the “SPA”) with Hudson Bay Fund Ltd. The SPA provides for the purchase of an 18 month promissory note at 8% interest per annum (the “Note”) convertible into up to 1,166,667 shares of common stock of MGT (“Common Stock”) at a conversion price of $3.00 per share and a warrant (the “Warrant”) to purchase up to 875,000 shares of Common Stock at an exercise price of $3.00 per share for proceeds of $3,500,000 (the “Transaction”).  On October 9, 2012, the Company executed two identical exchange agreements (collectively, the “Agreements”) settling the Note for a cash payment of $3,500,000 and 100,000 shares of the Company’s common stock. The stock was valued at $318,000, using the closing price on October 9, 2012. These shares were issued on November 6, 2012.

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On November 2, 2012 the Company closed two separate financing agreements with various institutional investors providing $5,900,000 of capital. The capital raise was comprised of the sale of $4,500,000 of 1,380,362 Series A Convertible Preferred Stock (which include 2,760,724 Warrants to purchase MGT common stock), plus a separate sale of $1,400,000 of 453,000 MGT Common Stock. On October 26, 2012, this transaction was approved by NYSE-MKT LLC. The Preferred Stock is convertible into the Company's common stock at a fixed price of $3.26 per share and carries a 6% dividend. The Warrants have a five-year life and are exercisable at $3.85 per MGT share. The Company issued a total of 2,760,724 Warrants in the deal. The Common Stock was sold at $3.01 per share with a total of 453,000 shares sold. These shares were sold under the Company’s S-3 Registration Statement, which was declared effective on September 25, 2012.

On November 2, 2012, MGT Gaming filed a lawsuit claiming patent infringement against multiple companies believed to be violating MGT Gaming's patent No. 7,892,088 ("the ‘088 Patent") entitled "Gaming Device Having a Second Separate Bonusing Event." The 088 patent is directed to a gaming system in which a second game played on an interactive sign is triggered once specific events occur in a first game. The lawsuit, which was filed in the United States District Court for the Southern District of Mississippi (Jackson Division), alleges the defendants Caesars Entertainment, MGM Resorts International, Inc., WMS Gaming, Inc. - a subsidiary of WMS Industries, Inc., Penn National Gaming, Inc., and Aruze Gaming America, Inc. either manufacture, sell or lease gaming systems in violation of MGT Gaming's patent rights, or operate casinos that offer gaming systems in violation of MGT Gaming's patent rights. The allegedly infringing products manufactured, distributed, used, sold and/or offered for sale by defendants include at least those identified under the trade names: "Pirate Battle," "Reel'em In Compete to Win," "Great and Powerful Oz," "Battleship," "Clue," and "Paradise Fishing."

MGT Gaming is seeking preliminary and permanent injunctions against all defendants enjoining them from any continued acts of patent infringement, as well as to recover damages adequate to compensate for the infringement in an amount to be proven at trial, and to recover, in any event, a reasonable royalty from each defendant for its infringement, trebled, plus interest and costs as fixed by the court.

MGT Gaming has entered into a contingent fee arrangement with Nixon & Vanderhye P.C. (“the law firm”) representing MGT Gaming as plaintiff in the lawsuit. MGT Gaming will pay out-of-pocket expenses (as that term is defined in the retainer agreement) until such time, if ever, the lawsuit produces revenue. At that time, the law firm is entitled to a percentage of such revenue, after out-of-pocket expenses are deducted. This contingent fee arrangement reduces the potential value of any legal settlements or judgments, but also reduces the possibility of unpredictable and uncontrollable legal expenses.

Other Information

On June 8, 2011, we received notice from the NYSE-MKT LLC notifying us that we are not in compliance with the following Exchange continued listing standards: Section 1003(a)(i) of the Company Guide, resulting from stockholders' equity on March 31, 2011, of less than $2.0 million and losses from continuing operations and/or net losses in two of its three most recent fiscal years; Section 1003(a)(ii) of the Company Guide with stockholders' equity of less than $4.0 million and losses from continuing operations and/or net losses in three of its four most recent fiscal years; and Section 1003(a)(iii) with stockholders' equity of less than $6.0 million and losses from continuing operations and/or net losses in its five most recent fiscal years.

On August 23, 2011, NYSE MKT accepted our plan of compliance submitted to it in response to the deficiency letter. NYSE MKT granted us an extension until December 8, 2012 (“extension period”), to regain compliance with Sections 1003(a) (i) – (iii) of NY MKT’s Company Guide.

We were subsequently notified by NYSE MKT of our noncompliance with Section 1003(f)(v) of the Company Guide (low trading price) and Section 704 (failure to hold an annual meeting). We resolved these deficiencies as of April 13, 2012 and June 1, 2012, respectively.

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On October 12, 2012, we announced in a Current Report filed on Form 8-K, we have been operating under a Plan of Compliance approved by NYSE MKT on August 23, 2011 that allowed us until December 8, 2012 to regain compliance with the deficiencies noted above. During this period, the Company has been subject to periodic review by the staff of the NYSE MKT, and was informed of the requirement to make progress consistent with the Plan or to regain compliance with the continued listing standards by the end of the extension period. On October 5, 2012, we were informed that the Exchange staff concluded the Company has not made a reasonable demonstration of its ability to complete the initiatives and meet the equity standards by the end of the 18-month Equity Plan Period, and has therefore begun the delisting process. We informed NYSE MKT of our intention to pursue the right of appeal and requested a hearing pursuant to Sections 1203 and 1009(d) of the Company Guide. The Company executed certain steps to improve its balance sheet including the closing of the transaction for which the underlying common stock is being registered herein.

On December 6, 2012, the Company was informed that based upon review of publicly available information, including MGT filings with the Securities and Exchange Commission, the Company has resolved the continued listing deficiency with respect to Sections 1003(a)(i), (ii) and (iii) of the NYSE MKT LLC Company Guide referenced in the Exchange’s letter dated June 8, 2011, as previously reported. As with the case for all listed issuers, the Company's continued listing eligibility will continue to be assessed on an on-going basis.

Product development

ColonCAD

Medicsight’s core technology is the proprietary ColonCAD algorithm that is integrated (using application protocol interface (API”) technology) into visualization workstations for radiologists to use when reviewing a patient’s colon CT scan data.

The CAD algorithm assists the radiologist as they search for polyps in the CT scan image data.  The radiologist uses the visualization software to review the patient’s CT scan images on the screen and searches for polyps (potentially pre-cancerous lesions on the wall of the colon).  After a full review, the radiologist then activates the Medicsight ColonCAD software, which immediately displays “CAD marks” on the images, drawing the radiologist’s attention to potential polyps and other regions of interest.  The radiologist then assesses each marked region in order to make the final decision as to the presence or absence of a polyp.

Clinical studies have demonstrated that radiologists assisted by Medicsight’s ColonCAD technology have a significantly higher sensitivity for the detection of patients with polyps in CT colonography compared to unassisted reading (i.e. traditional reading without the use of ColonCAD).

Medicsight launched ColonCAD 4.0 in Europe in March 2009. This release significantly reduced the number of false-positive CAD marks presented to a radiologist reviewing a patient data set. In early 2011, Medicsight further developed the ColonCAD technology by releasing an enhanced version (ColonCAD 4.1) in Europe. In the United States, Medicsight received marketing clearance from the FDA in May 2011 for an earlier version of ColonCAD (v. 3.5). Further improvements in sensitivity and reduction of false-positive CAD marks have been in development; however there are no current plans to pursue regulatory approvals or commercialization of these newer versions.

In addition to currently approved products, Medicsight is continuing development of prone and supine registration technology. Currently clinicians review two data sets for each patient, one in each body position of prone and supine. This registration project aims to register the two data sets, including polyps and other regions of interest into one patient data set, thereby reducing clinical review time.

Medicsight’s ColonCAD has been developed and validated using a large database of CT scans from hospitals around the world and has been assessed in many clinical studies, the results of which have been published in peer-reviewed publications and presented at leading radiology conferences.

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MedicCO 2 LON

In addition to the computer aided detection software applications, Medicsight has developed an automated CO 2 insufflation device called MedicCO 2 LON.

A patient undergoing a CT colon scan requires the colon to be insufflated (distended) with either CO 2 gas or room air administered prior to the acquisition of their CT colonography images. MedicCO 2 LON is designed to provide good quality insufflation, which is essential for the acquisition of high quality images from the CT colonography examination.

Intellectual Property

Medicsight continues to develop its intellectual property portfolio to protect the core technology in its CAD and other products. During 2012 and 2011, no patents were granted. Medicsight currently has 12 patents granted and 20 pending in various territories.

Regulatory approvals and submissions

US Food and Drug Administration clearance

In November 2008, Medicsight submitted the ColonCAD 510(k) application to the Food and Drug Administration (“FDA”) for clearance in the U.S. In December 2008, we received an Additional Information (“AI”) letter from the FDA and submitted our response to the FDA’s inquires in March 2009. In May 2011, Medicsight received 510(k) marketing clearance by the FDA for its ColonCAD 3.5 software. This clearance followed 30 months of formal and informal meetings and discussions with the FDA, and included the submission of data to satisfy FDA requests for additional information.

Other regulatory territories

In 2010, we received regulatory approval of MedicRead 3.0 (our visualization workstation which includes version 4.0 of the Medicsight ColonCAD API) from the Chinese State Food and Drug Administration.

In March 2011 version 4.1 of the Medicsight ColonCAD API received the CE Mark in Europe, which certifies that the product has met European Union health, safety, and environmental standards.

In July 2011, Medicsight was informed by the Japanese Ministry of Health Labor and Welfare (“MHLW”) that several statistical data errors were encountered in their review of the application for approval of its MedicRead software for use in CT Colonography procedures. Following informal guidance from MHLW in August 2011, the Company decided to withdraw the current submission and is assessing the next course of action.

MedicCO 2 LON

In 2010, our MedicCO 2 LON automated CO 2 insufflation device received the CE Mark in Europe.

In partnership with our distribution partner in 2010 we also submitted MedicCO 2 LON to the MHLW regulatory authorities in Japan for approval. We are currently awaiting a decision from MHLW.

Clinical Activity

In 2011, Scientific presentations of Medicsight’s CAD research were made at the annual European Congress of Radiology the 21st Annual Meeting of the European Society of Gastrointestinal and Abdominal Radiology “ESGAR”, and the annual Radiological Society of North America “RSNA” conference.

In addition, Medicsight sponsored of a number of international CT colonography training workshops. Medicsight’s current clinical development activities are very limited.

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Commercial progress

Medicsight sells its ColonCad software through distribution partnerships with global advanced medical visualization companies, Picture Achieving and Communication System suppliers, and other Original Equipment Manufacturers.

Medicsight currently has partnership agreements with Vital Images, Inc. (acquired by Toshiba in 2011), TeraRecon Inc., Viatronix Inc., Toshiba Medical Visualization Systems, Infinitt, Qi Systems (formerly Ziosoft Inc.), and Intrasense SAS.

We support our existing partners with systems integration and to increase market awareness. In addition we continue to seek new partners to bring the product to market.

In 2010, we signed a global distribution agreement with Medrad Inc. for our MedicCO 2 LON insufflation device and began commercial sales. Insufflators are manufactured by a third party under contract from Medicsight and are generally produced upon receipt of purchase orders from Medrad.

Revenue and Growth Strategy

Revenues remain limited. Medicsight recorded revenues of $536,000 for the year ended 2011 compared to $540,000 in the year ended 2010. Medicsight ended 2011 with net assets of $3,409,000 including $3,123,000 of cash and short term deposits. During the nine months ended September 30, 2012 we recorded revenues of $336,000 compared to $431,000 for the nine months ended September 30, 2011.  At December 31, 2011 all of our liquid assets were held as short term cash balances, mainly in US Dollars. Subsequent to the year ended December 31, 2011 we continue to hold our cash in short term deposits at major financial institutions.

As we rely totally on third parties to sell our products, the Company cannot accurately estimate ColonCAD license sales or MedicCO 2 LON device sales.

The Company continues to explore all strategic alternatives with respect to its wholly-owned subsidiary, Medicsight Limited.

The Company is also analyzing potential acquisition opportunities in healthcare marketing and technology, as well as various intellectual property assets. As part of this strategy, on June 1, 2012, the Company acquired U.S. Patent #7,892,088, entitled “Gaming Device Having a Second Separate Bonusing Event.” This invention relates to gaming systems linked to an interactive sign, and includes all filed continuation patents. The United States Patent and Trademark Office issued this patent on February 22, 2011; the corresponding patent application was filed on October 18, 2001.

On November 2, 2012, MGT Gaming filed a lawsuit claiming patent infringement against multiple companies believed to be violating MGT Gaming's patent No. 7,892,088 ("the ‘088 Patent") entitled "Gaming Device Having a Second Separate Bonusing Event." The 088 patent is directed to a gaming system in which a second game played on an interactive sign is triggered once specific events occur in a first game. The lawsuit, which was filed in the United States District Court for the Southern District of Mississippi (Jackson Division), alleges the defendants Caesars Entertainment, MGM Resorts International, Inc., WMS Gaming, Inc. - a subsidiary of WMS Industries, Inc., Penn National Gaming, Inc., and Aruze Gaming America, Inc. either manufacture, sell or lease gaming systems in violation of MGT Gaming's patent rights, or operate casinos that offer gaming systems in violation of MGT Gaming's patent rights. The allegedly infringing products manufactured, distributed, used, sold and/or offered for sale by defendants include at least those identified under the trade names: "Pirate Battle," "Reel'em In Compete to Win," "Great and Powerful Oz," "Battleship," "Clue," and "Paradise Fishing."

MGT Gaming is seeking preliminary and permanent injunctions against all defendants enjoining them from any continued acts of patent infringement, as well as to recover damages adequate to compensate for the infringement in an amount to be proven at trial, and to recover, in any event, a reasonable royalty from each defendant for its infringement, trebled, plus interest and costs as fixed by the court.

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MGT Gaming has entered into a contingent fee arrangement with Nixon & Vanderhye P.C. (“the law firm”) representing MGT Gaming as plaintiff in the lawsuit. MGT Gaming will pay out-of-pocket expenses (as that term is defined in the retainer agreement) until such time, if ever, the lawsuit produces revenue. At that time, the law firm is entitled to a percentage of such revenue, after out-of-pocket expenses are deducted. This contingent fee arrangement reduces the potential value of any legal settlements or judgments, but also reduces the possibility of unpredictable and uncontrollable legal expenses.

There can be no assurance that any future acquisitions will occur at all, or that any such acquisitions will be accretive to earnings, book value and other financial metrics, or that any such acquisitions will generate positive returns for Company shareholders. Furthermore, it is contemplated that any acquisitions may require the Company to raise additional capital; such capital may not be available on terms acceptable to the Company, if at all.

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ABOUT THIS OFFERING

On October 22, 2012, pursuant to a subscription agreement between us and the investors signatory thereto, we sold 1,380,362 units, at $3.26 per unit, each unit consisting of one share of 6% Series A Cumulative Convertible Preferred Stock convertible into one share of our common stock and a five-year warrant to purchase up to 200% of the number of shares of common stock the Preferred Stock is convertible into that such investor purchased in the offering at a per share warrant exercise price of $3.85. We have agreed to register all shares of common stock underlying the Preferred Stock and the warrant under the Securities Act of 1933, as amended pursuant to the registration right agreement between us and the Selling Shareholders. On October 26, 2012, the transaction was approved by the NYSE MKT. The transaction was closed on November 2, 2012.

Each 6% Series A Cumulative Convertible Preferred Stock is convertible at the option of the holder into one share of common stock, subject to a 9.99% beneficial ownership ceiling for each Investor’s ownership of common stock at any one time. The conversion rate of the Preferred Stock is subject to adjustment in the case of combination or subdivision of stock.

Each warrant share allows the investors to purchase up to 200% of the number of shares of common stock the 6% Series A Cumulative Convertible Preferred Stock is convertible into; subject to a 9.99% beneficial ownership ceiling for each Investor’s ownership of common stock at any one time. The conversion rate of the warrant share is subject to adjustment in the case of combination or subdivision of stock.

The shares of preferred stock and warrants were all offered and sold to “accredited investors”, as such term is defined in the Securities Act of 1933, as amended and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

This prospectus includes 1,380,362 shares of our common stock issuable upon conversion of the 6% Series A Cumulative Convertible Preferred Stock and 2,760,724 shares of our common stock issuable upon the exercise of warrants included within the 6% Series A Cumulative Convertible Preferred Stock.

Common stock outstanding prior to this offering	3,251,187	*

Common stock offered by the Selling Shareholders	4,141,086

Common stock to be outstanding after the offering	7,392,273	**

* As of January 7, 2013.

** Assumes the conversion of 1,380,362 shares of common stock issuable upon the conversion of the 6% Series A Cumulative Convertible Preferred Stock and 2,760,724 shares of common stock issuable upon the exercise of warrants included within the 6% Series A Cumulative Convertible Preferred Stock.

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RISK FACTORS

Except for the historical information contained in this prospectus or incorporated by reference, this prospectus (and the information incorporated by reference in this prospectus) contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed here or incorporated by reference. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section entitled “Risk Factors” contained under Item 1A of Part I of our most recent annual report on Form 10-K, and under “Risk Factors” under Item 1A of Part II of our subsequent quarterly reports on Form 10-Q, as the same may be amended, supplemented or superseded from time to time by our subsequent filings and reports under the Securities Exchange Act of 1934, as amended, or the Exchange Act, each of which are incorporated by reference in this prospectus. For more information, see “Information Incorporated by Reference.”

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained under similar headings in the documents that are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Moreover, the risks described are not the only ones that we face. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

USE OF PROCEEDS

 This prospectus relates to shares of our common stock that may be offered and sold from time to time by the Selling Shareholders. We will not receive any of the proceeds resulting from the sale of common stock by the Selling Shareholders, although we would receive the proceeds from the exercise of any warrants exercised for cash.

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SELLING SECURITY HOLDERS

We are registering an aggregate of 4,141,086 Resale Shares for resale by the Selling Shareholders listed in the table below. All expenses incurred with respect to the registration of the Common Stock will be paid by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the Selling Shareholders in connection with the sale of such shares.

The Selling Shareholders may also resell all or a portion of their securities in reliance upon Rule 144 under the Securities Act provided that they meet the criteria and conform to the requirements of that rule or by any other available means.

The Selling Shareholders named below may from time to time offer and sell pursuant to this prospectus up to 4,141,086 Resale Shares. The shares of our Common Stock included in the Resale Shares were issued to the Selling Shareholders in the transaction described in the footnotes to the following table.

The following table sets forth:

•	the name of the Selling Shareholders;

•	the number and percent of shares of our Common Stock that the Selling Shareholders beneficially owned prior to the offering for resale of the shares under this prospectus;

•	the number of shares of our Common Stock that may be offered for resale for the account of the Selling Shareholders under this prospectus; and

•	the number and percent of shares of our Common Stock to be beneficially owned by the Selling Shareholders after the offering of the Resale Shares (assuming all of the offered Resale Shares are sold by the Selling Shareholders).

The number of shares in the column “Number of Shares Being Offered” represents all of the shares that each Selling Shareholder may offer under this prospectus. We do not know how long the Selling Shareholders will hold the shares before selling them or how many shares they will sell, and we currently have no agreements, arrangements or understandings with any of the Selling Shareholders regarding the sale of any of the Resale Shares.

This table is prepared solely based on information supplied to us by the Selling Shareholders, any Schedules 13D or 13G and Forms 3 and 4, and other public documents filed with the SEC, and assumes the exercise of all warrants, the conversion of notes or issuance of Resale Shares pursuant to the note and the sale of all of the Resale Shares and does not take into account any limitation on conversion or exercise of such warrants and notes. The applicable percentages of beneficial ownership are based on an aggregate of 3,251,187 shares of our common stock issued and outstanding on January 7, 2013.

Except as noted in the footnotes to the table below, to our knowledge, none of the Selling Shareholders has held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years other than as a result of the ownership of our securities. None of the Selling Shareholders is a broker-dealer of affiliate of a broker-dealer. See “Plan of Distribution” for additional information about the Selling Shareholders and the manner in which the Selling Shareholders may dispose of their shares. Beneficial ownership has been determined in accordance with the rules of the SEC, and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shares voting or investment power of that security, and includes option that are currently exercisable or exercisable within 60 days. Our registration of these securities does not necessarily mean that the Selling Shareholders will sell any or all of the securities covered by this prospectus.

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	Shares Beneficially		Number of		Number of Shares Beneficially
	Owned Prior to		Shares		Owned After Offering
Name of Shareholder	Offering Number		Offered		Percent
Richard J. Strauss	18,402	(1)	18,402	(1)	0		0
White Trout Lake LLC (2)	27,606	(3)	27,606	(3)	0		0
Melechdavid Inc. (4)	55,212	(5)	55,212	(5)	0		0
HS Contrarian Investments, LLC (6)	389,795	(7)	389,795	(7)	0		0
John Ford	30,000	(8)	30,000	(8)	0		0
Alpha Capital Anstalt (9)	132,352	(10)	132,352	(10)	0		0
Hudson Bay Master Fund Ltd. (11)	1,407,744	(12)	920,244	(13)	487.500	(14)	14%
Iroquois Master Fund Ltd. (15)	1,407,744	(12)	920,244	(13)	487,500	(14)	14%
Barry Honig	478,527	(16)	478,527	(16)	0		0
Bank Gutenberg A.G. (17)	920,244	(18)	920,244	(18)	0		0
Sandor Capital Master Fund (19)	110,427	(20)	110,427	(20)	0		0
Ronald B. Low	55,212	(21)	55,212	(21)	0		0
Suzanne Adams	82,821	(22)	82,821	(22)	0		0

(1) Represents shares purchased in the October 2012 subscription agreement, which includes 12,268 shares of common stock issuable upon the exercise of warrants and 6,134 shares of common stock issuable upon the conversion of 6% Series A Cumulative Preferred Stock.

(2) AR Berger LLC is the managing member of White Trout Lake LLC. Alexander R. Berger is authorized signatory of AR Berger LLC and as such has voting and investment power over the securities owned by the selling stockholder. Alexander R. Berger disclaims beneficial ownership of these securities.

(3) Represents shares purchased in the October 2012 subscription agreement, which includes 18,404 shares of common stock issuable upon the exercise of warrants and 9,202 shares of common stock issuable upon the conversion of 6% Series A Cumulative Preferred Stock.

(4) Mark Groussman is president of Melechdavid Inc. and as such has voting and investment power over the securities owned by the selling stockholder. Mr. Groussman disclaims beneficial ownership of these shares.

(5) Represents shares purchased in the October 2012 subscription agreement, which includes 36,808 shares of common stock issuable upon the exercise of warrants and 18,404 shares of common stock issuable upon the conversion of 6% Series A Cumulative Preferred Stock.

(6) John Stetson is the managing member of HS Contrarian Investments, LLC and as such has voting and investment power over the securities owned by the selling stockholder. Mr. Stetson disclaims beneficial ownership over these shares.

(7) Represents shares purchased in the October 2012 subscription agreement, which includes 286,922 shares of common stock issuable upon the exercise of warrants and 102,873 shares of common stock issuable upon the conversion of 6% Series A Cumulative Preferred Stock.

(8) Represents shares purchased from an investor in the October 2012 subscription agreement, which includes 15,000 shares of common stock issuable upon the exercise of warrants and 15,000 shares of common stock issuable upon the conversion of 6% Series A Cumulative Preferred Stock.

(9) Konrad Ackerman is the managing member of Alpha Capital Anstalt and as such has voting and investment power over the securities owned by the selling stockholder. Mr. Ackerman disclaims beneficial ownership over these shares.

(10) Represents shares purchased from an investor in the October 2012 subscription agreement, which includes 66,176 shares of common stock issuable upon the exercise of warrants and 66,176 shares of common stock issuable upon the conversion of 6% Series A Cumulative Preferred Stock.

(11) Hudson Bay Capital Management LP is the investment manager of Hudson Bay Master Fund Ltd. Sander  Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP and as such has voting and dispositive power over the shares owned by Hudson Bay Master Fund Ltd. Sander Gerber disclaims beneficial ownership over these securities.

(12) Represents shares purchased in the October 2012 subscription agreement, which includes 613,496 shares of common stock issuable upon the exercise of warrants and 306,748 shares issuable upon the conversion of 6% Series A Cumulative Preferred Stock. 437,500 shares of common stock are issuable upon the exercise of warrants included in the May 30, 2012 Securities Purchase Agreement as reported on Form 8K filed by us with the SEC on May 30, 2012. Remaining 50,000 shares of common stock represent shares issued in the October 2012 Convertible Note Repayment Agreement as reported on Form 8K filed by us with the SEC on October 9, 2012.

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(13) Represents shares purchased in the October 2012 subscription agreement, which includes 613,496 shares of common stock issuable upon the exercise of warrants and 306,748 shares of common stock issuable upon the conversion of 6% Series A Cumulative Preferred Stock.

(14) Of this amount, 437,500 shares of common stock are issuable upon the exercise of warrants included in the May 30, 2012 Securities Purchase Agreement as reported on Form 8K filed by us with the SEC on May 30, 2012.

(15) Iroquois Capital Management L.L.C. (“Iroquois Capital”) is the investment manager of Iroquois Master Fund, Ltd. (“IMF”). Consequently, Iroquois Capital has voting control and investment discretion over securities held by IMF. As managing members of Iroquois Capital, Joshua Silverman and Richard Abbe make voting and investment decisions on behalf of Iroquois Capital in its capacity as investment manager to IMF. As a result of the foregoing, Mr. Silverman and Mr. Abbe may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities held by IMF.

(16) Represents shares purchased in the October 2012 subscription agreement, which includes 319,018 shares of common stock issuable upon the exercise of warrants and 159,509 shares of common stock issuable upon the exercise of 6% Series A Cumulative Preferred Stock.

(17) Christoph Cajochen and Marcel Berchtold, each of who are Assistant VP of Bank Gutenberg and has voting and investment power over the securities owned by the selling stockholder. Christoph Cajochen and Marcel Berchtold each disclaim beneficial ownership over these shares.

(18) Represents shares purchased in the October 2012 subscription agreement, which includes 613,496 shares of common stock issuable upon the exercise of warrants and 306,748 shares of common stock issuable upon the conversion of 6% Series A Cumulative Preferred Stock.

(19) John Lemak is the Manager of Sandor Capital Master Fund and has voting and investment power over the securities owned by the selling stockholder. Mr. Lemak disclaims beneficial ownership of these shares.

(20) Represents shares purchased in the October 2012 subscription agreement, which includes 73,618 shares of common stock issuable upon the exercise of warrants and 36,809 shares of common stock issuable upon the conversion of 6% Series A Cumulative Preferred Stock.

(21) Represents shares purchased in the October 2012 subscription agreement, which includes 36,808 shares of common stock issuable upon the exercise of warrants and 18,404 shares of common stock issuable upon the conversion of 6% Series A Cumulative Preferred Stock.

(22) Represents shares purchased in the October 2012 subscription agreement, which includes 55,214 shares of common stock issuable upon the exercise of warrants and 27,607 shares of common stock issuable upon the conversion of 6% Series A Cumulative Preferred Stock.

With respect to the 6% Series A Cumulative Preferred Stock and warrants, the shareholder may not exercise or convert, as the case may be, such 6% Series A Cumulative Preferred Stock or warrants if the number of shares of Common Stock to be issued pursuant to such exercise or conversion when aggregated with all other shares of Common Stock owned by the stockholder at such time, would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 9.99% of the then issued and outstanding shares of Common Stock outstanding at such time.

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PLAN OF DISTRIBUTION

The Selling Shareholders may sell the securities offered by this prospectus in any one or more of the following ways from time to time:

•	directly to investors, including through a specific bidding, auction or other process or in privately negotiated transactions;

•	to investors through agents;

•	directly to agents;

•	to or through brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	to one or more underwriters acting alone for resale to investors or to the public;

•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis; and

•	through a combination of any such methods of sale.

The Selling Shareholders may sell the Resale Shares pursuant to this prospectus.  The Selling Shareholders may also sell all or a portion of the Resale Shares in reliance upon Rule 144 under the Securities Act provided that they meet the criteria and conform to the requirements of that rule or by any other available means.

To the best of our knowledge the Selling Shareholders have not entered into any agreements, understandings or arrangements with any underwriters, broker-dealers or agents regarding the sale of any securities covered by this prospectus.

 Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for Purchaser of shares, from Purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the common stock or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Shareholders may also sell shares of the common stock short and deliver these securities to close out its short position, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholders may be deemed underwriters within the meaning of the Securities Act and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Shareholders have informed the Company that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed five percent (5%).

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Because the Selling Shareholders may be deemed “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Shareholders.

We agreed to keep the registration statement that this prospectus forms a part of continuously effective under the Securities Act until all securities covered by such registration statement have been sold, or may be sold without the requirement to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Resale Shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Shareholders or any other person. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities being offered herein has been passed upon for us by Sichenzia Ross Friedman Ference LLP.  Legal counsel to any underwriters may pass upon legal matters for such underwriters.

EXPERTS

The consolidated balance sheets of MGT Capital Investments, Inc. as of December 31, 2011 and 2010 and the related consolidated statements of operations, stockholders’ (deficit) equity and comprehensive income/loss, and cash flows for each of the years in the two year period ended December 31, 2011 and Schedule II- Valuation and Qualifying Accounts for each of the years in the two-year period ended December 31, 2011 have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov and on the “Shareholder Information,” “SEC Filings” page of our website at www.mgtci.com. Information on our web site is not part of this prospectus, and we do not desire to incorporate by reference such information herein. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. You can also obtain copies of the documents upon the payment of a duplicating fee to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC like us. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov.

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement.

This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits included in the registration statement for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and documents. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus from the date on which we file that document. Any reports filed by us with the SEC (i) on or after the date of filing of the registration statement and (ii) on or after the date of this prospectus and before the termination of the offering of the securities by means of this prospectus will automatically update and, where applicable, supersede information contained in this prospectus or incorporated by reference into this prospectus.

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We incorporate by reference the documents listed below, all filings filed by us pursuant to the Exchange Act after the date of the registration statement of which this prospectus forms a part prior to effectiveness of such registration statement, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the time that all securities covered by this prospectus have been sold; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on March 1, 2012.

•	Our Definitive Proxy Statement on Schedule 14A for an Annual Meeting of Shareholders, filed with the SEC on May 11, 2012.

•	Our Quarterly Reports on Form 10-Q for the quarterly periods ended (a) September 30, 2012, filed with the SEC on November 14, 2012, (b) June 30, 2012, filed with the SEC on August 14, 2012, together with Amendment No. 1, filed with the SEC on September 11, 2012 and Amendment No. 2 filed with the SEC on September 12, 2012, (c) March 31, 2012, filed with the SEC on May 14, 2012.

•	Our Current Reports on Form 8-K filed with the SEC on December 10, 2012, November 23, 2012, November 9, 2012, October 26, 2012, October 26, 2012 (as amended by Amendment No. 1 filed on November 8, 2012), October 12, 2012, October 9, 2012, August 1, 2012, June 27, 2012 (2), June 1, 2012, May 31, 2012, May 30, 2012, May 16, 2012, March 27, 2012, March 20, 2012, March 16, 2012, March 12, 2012, February 24, 2012, January 31, 2012, January 12, 2012 and January 9, 2012.

•	The description of our common stock contained in our registration statement on (a) Form S-3 and Form S-3/A filed with the SEC on September 25, 2012, September 21, 2012, July 31, 2012 and June 22, 2012. (b) Forms S-1 and S-1/A filed with the SEC on October 3, 2011, November 10, 2011, November 14, 2011, and November 16, 2011.

•	All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of our common stock hereunder.

•	All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than any information pursuant to Item 2.02 or Item 7.01 of Form 8-K, after the date of the initial registration statement and prior to the effectiveness of the registration statement of which this prospectus forms a part shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date they are filed.

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These documents contain important information about us, our business and our financial condition. You may request a copy of these filings, at no cost, by writing or telephoning us at:

MGT Capital Investments, Inc.

500 Mamaroneck Avenue

Suite 204

Harrison, NY 10528

Phone: (914) 630-7431

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Act or the Exchange Act, excluding any information in those documents that are deemed by the rules of the SEC to be furnished but not filed, after the date of this filing and before the termination of this offering shall be deemed to be incorporated in this prospectus and to be a part hereof from the date of the filing of such document. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You will be deemed to have notice of all information incorporated by reference in this prospectus as if that information was included in this prospectus.

We maintain an Internet website at www.mgtci.com where the incorporated reports listed above can be accessed. Neither this website nor the information on this website is included or incorporated in, or is a part of, this prospectus.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various expenses, all of which will be borne by us, in connection with the sale and distribution of the securities being registered, other than the underwriting discounts and commissions. All amounts shown are estimates except for the Securities and Exchange Commission registration fee.

Description	Amount to be Paid

Filing Fee - Securities and Exchange Commission	$2,547.45
Attorney's fees and expenses	$40,000.00	*
Accountant's fees and expenses	$7,500.00	*
Printing and engraving expenses	$1,000.00	*

Total	$51,047.45

* Estimated expenses that are not presently known because they depend upon, among other things, the number of offerings that will be made pursuant to this registration statement, the amount and type of securities being offered and the timing of such offerings.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article NINTH of our Certificate of Incorporation states: To the fullest extent that the General Corporation Law of the State of Delaware as it exists on the date hereof or as it may hereafter be amended permits the limitation or elimination of the liability of directors, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.  No amendment to this Certificate of Incorporation, directly or indirectly by merger, consolidation or otherwise, having the effect of amending or repealing any of the provisions of this ARTICLE NINTH shall apply to, or have any effect on the liability or alleged liability of, any director of the Corporation for or with respect to any acts or omissions of such director occurring  prior to such amendment or repeal, unless such amendment shall have the effect of further limiting or elimination such liability.

Article IX of our By-Laws provides in pertinent part that the Company shall to the fullest extent permitted by applicable law as then in effect indemnify any person who was or is involved in any manner in any legal proceeding by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise or in any other capacity while serving as a director or officer, against all expenses, liability and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred by him in connection with such legal proceeding.

Section 145 of the Delaware General Corporation Law authorizes us to indemnify any director or officer under prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys’ fees actually and reasonably incurred in connection with any action, suit or proceedings, whether civil, criminal, administrative or investigative, to which such person is a party by reason of being one of our directors or officers if it is determined that the person acted in accordance with the applicable standard of conduct set forth in such statutory provisions.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of MGT pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable.

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ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The Exhibit Index beginning on page 22 is hereby incorporated by reference.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)           Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)          Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)         Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (i)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) of this chapter that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)           Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5)           That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)           To deliver or cause to be delivered with the prospectus to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized on January 9, 2013.

MGT CAPITAL INVESTMENTS, INC.

/s/ Robert B. Ladd
Robert B. Ladd
President and Chief Executive Officer
(Principal Executive Officer)

Date: January 9, 2013

/s/ Robert P. Traversa
Robert P. Traversa
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

Date: January 9, 2013

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Robert B. Ladd		President, CEO and Director	January 9, 2013
Robert B. Ladd		(Principal Executive Officer)

/s/ Robert P. Traversa		Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer and Director	January 9, 2013
Robert P. Traversa		(Principal Financial Officer)

/s/ *	*	Director	January 9, 2013
H. Robert Holmes

/s/ *	*	Director	January 9, 2013
Michael Onghai

\s\ Robert B. Ladd	*
Robert B. Ladd
Attorney-in-fact

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EXHIBIT INDEX

Exhibit No.	Description

2.1	Articles of Merger of Medicsight, Inc., a Utah corporation (1)

2.2	Certificate of Merger of Medicsight, Inc., a Delaware corporation (1)

3.1	Certificate of Incorporation of Medicsight, Inc. and amendments thereto (1)

3.2	By-Laws of Medicsight, Inc. (1)

4.1	Form of Subscription Agreement(2)

4.2	Form of Warrant (2)

4.3	Form of Registration Rights Agreement(2)

4.4	Certificate of Designation of Preferred Stock(2)

5.1	Opinion of Sichenzia Ross Friedman Ference LLP(3)

**23.1	Consent of EisnerAmper LLP

23.2	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1)

24.1	Power of Attorney

(1)	Denotes previously filed exhibits: filed on January 19, 2007 with MGT Capital Investments Inc.’s Form 8-K.
(2)	Denotes previously filed exhibits: filed on October 26, 2012 as part of the Company’s Form 8-K.
(3)	Denotes previously filed exhibit: filed on January 4, 2012 as part of Amendment No. 1 to this S-3.

** Filed herewith.

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